Exhibit 99.1

SolarWinds Announces Second Quarter 2011 Results

AUSTIN, Texas – August 3, 2011 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software, today reported results for its second quarter ended June 30, 2011.

•	Record quarterly total revenue of $45.8 million, representing 29% year-over-year growth.

•	GAAP operating income of $19.1 million and non-GAAP operating income of $23.3 million, or a non-GAAP operating margin of 51%.

•	GAAP diluted earnings per share of $0.18 and non-GAAP diluted earnings per share of $0.22.

•	Cash flows from operating activities of $23.6 million, representing 40% year-over-year growth.

Financial Results

SolarWinds reported record total revenue for the second quarter of 2011 of $45.8 million, a 29% increase over total revenue in the second quarter of 2010. License revenue was a record $21.1 million in the second quarter of 2011, representing a 22% increase over license revenue in the second quarter of 2010. Maintenance revenue was a record $24.8 million in the second quarter of 2011, representing a 36% increase over maintenance revenue in the second quarter of 2010.

On a GAAP basis, diluted earnings per share were $0.18 in the second quarter of 2011 compared to $0.11 in the second quarter of 2010. Non-GAAP diluted earnings per share were $0.22 in the second quarter of 2011 compared to $0.17 in the second quarter of 2010.

Net cash provided by operating activities was $23.6 million in the second quarter of 2011 compared to $16.9 million for the second quarter of 2010, representing a year-over-year increase of 40%. Free cash flow was $24.0 million in the second quarter of 2011 compared to $19.4 million for the second quarter of 2010, representing a year-over-year increase of 24%. Cash and cash equivalents at the end of the second quarter of 2011 were $169.5 million, an increase of $26.2 million from the end of the first quarter of 2011.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of these non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Recent Business Highlights

“We are pleased with our second quarter results. Our revenue and bookings growth trends highlight the momentum that we have created with our strategy to extend the SolarWinds brand into new areas of IT management,” said Kevin Thompson, SolarWinds’ President and CEO.

“Users expressed healthy demand for our new products, including SolarWinds Storage Manager, Virtualization Manager, User Device Tracker, and Application Performance Monitor. In addition, the release of SolarWinds Log and Event Manager, which is based on technology we acquired from TriGeo, has received a positive initial reception from the market. We believe it addresses a long-time need from our user base for a powerful, affordable and easy-to-use solution for log and event management.”

SolarWinds’ business highlights during the second quarter of 2011 include:

•

SolarWinds released SolarWinds Virtualization Manager and SolarWinds Storage Manager, which are complementary and comprehensive solutions designed to help the IT community conquer virtualization complexity as environments scale and mature, including managing the server virtualization layer and optimizing storage performance and capacity for virtualization.

•

SolarWinds announced the acquisition of TriGeo, which adds affordable and easy-to-use solutions for log and event management to its family of offerings, and further extends the range of problems SolarWinds can solve for its users.

•

SolarWinds introduced SolarWinds User Device Tracker (UDT), which provides network engineers with a powerful, affordable, and easy-to-use solution for comprehensive switch port mapping, historical switch port tracking, switch capacity analysis, and watch list alerts.

•	SolarWinds introduced Real-Time AppFlow Analyzer (RTAFA), which is a free tool for monitoring AppFlow™, an emerging application data capture method from Citrix.

•	SolarWinds also introduced SAN Monitor for EMC CLARiiON, a free tool for real-time insight into storage performance and capacity on EMC CLARiiON disk arrays and SAN devices.

“Looking back on the year so far, we’re very pleased with our financial performance. In addition to accelerating revenue growth, we generated year-over-year operating cash flow growth of 29% along with non-GAAP operating margins of over 50% in each quarter even after taking into account the acquisition of Hyper9 in January,” added Mike Berry, SolarWinds’ Chief Financial Officer. “For the second half of the year, we plan to remain focused on delivering strong margins and cash flow despite the significant investments we continue to make in order to drive future growth in our business.”

Financial Outlook

As of August 3, 2011, SolarWinds is providing its financial outlook for its third quarter and full year of 2011. The financial outlook includes the anticipated impact of the acquisition of TriGeo, which was completed on July 1, 2011. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, and non-GAAP diluted earnings per share, for the third quarter of 2011 and for the full year 2011. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes. SolarWinds cannot reasonably estimate the expected stock-based compensation expense and related employer-paid payroll taxes for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Third Quarter of 2011

SolarWinds management currently expects to achieve the following results for the third quarter of 2011:

•	Total revenue in the range of $50.5–$52.5 million.

•	Non-GAAP operating income representing approximately 48% of revenue.

•	Non-GAAP diluted earnings per share of $0.21–$0.23.

•	Weighted average shares outstanding of approximately 75.5 million.

Financial Outlook for Full Year 2011

SolarWinds management currently expects to achieve the following results for the full year 2011:

•	Total revenue in the range of $191.5–$196.0 million.

•	Non-GAAP operating income representing approximately 49%-50% of revenue.

•	Non-GAAP diluted earnings per share of $0.86–$0.90.

•	Weighted average shares outstanding of approximately 75.0 million.

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event, including any supplemental information, will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 877-681-3372 and internationally at +1-719-325-4838. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including SolarWinds’ financial outlook and its plan to remain focused on delivering strong margins and cash flow. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “continues,” “plans,” “believes,” “intends” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds’ failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds’ pricing policies or those of its competitors; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-Q that SolarWinds anticipates filing on or before August 9, 2011. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures. The tables below set forth a reconciliation of each of these non-GAAP measures to a GAAP financial measure that we consider to be most comparable. SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain items that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use certain of these non-GAAP measures to assess operational performance and to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business. SolarWinds considers free cash flow also to be a liquidity measure that provides important information regarding the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions and investments in the business, stock repurchases and funding ongoing operations.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly-titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income. In addition, free cash flow does not represent the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for the most comparable GAAP measures. SolarWinds’ management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software. SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products. Learn more today at http://www.solarwinds.com.

SolarWinds, SolarWinds.com and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Dave Hafner	Tiffany Nels
Phone: 512.682.9867	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$169,513	$142,003
Accounts receivable, net of allowances of $263 and $201 as of June 30, 2011 and December 31, 2010, respectively	22,664	20,255
Income tax receivable	5,815	10,350
Deferred taxes	240	261
Other current assets	3,509	3,210

Total current assets	201,741	176,079
Property and equipment, net	6,701	6,702
Deferred taxes	7,160	4,099
Goodwill	55,523	40,424
Intangible assets and other, net	27,316	20,173

Total assets	$298,441	$247,477

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,636	$2,150
Accrued liabilities	7,260	8,588
Accrued earnout	4,046	4,000
Income taxes payable	891	555
Current portion of deferred revenue	59,719	52,583

Total current liabilities	74,552	67,876
Long-term liabilities:
Deferred revenue, net of current portion	3,163	3,175
Other long-term liabilities	1,377	817

Total liabilities	79,092	71,868
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 72,801,342 and 71,658,808 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	73	72
Additional paid-in capital	182,730	165,972
Accumulated other comprehensive income (loss)	771	(1,256)
Accumulated earnings	35,775	10,821

Total stockholders’ equity	219,349	175,609

Total liabilities and stockholders’ equity	$298,441	$247,477

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
License	$21,069	$17,264	$41,449	$34,885
Maintenance and other	24,754	18,244	47,352	34,948

Total revenue	45,823	35,508	88,801	69,833
Cost of license revenue	809	462	1,574	817
Cost of maintenance and other revenue	1,758	1,458	3,479	2,802

Gross profit	43,256	33,588	83,748	66,214
Operating expenses:
Sales and marketing	12,778	10,688	24,505	20,937
Research and development	5,034	3,824	10,072	7,451
General and administrative	6,317	6,925	12,987	12,246

Total operating expenses	24,129	21,437	47,564	40,634

Operating income	19,127	12,151	36,184	25,580
Other income (expense):
Interest income	70	67	125	100
Interest expense	—	(363)		(1,146)
Other income (expense)	(210)	163	(516)	211

Total other income (expense)	(140)	(133)	(391)	(835)

Income before income taxes	18,987	12,018	35,793	24,745
Income tax expense	5,436	3,682	10,532	7,472

Net income	$13,551	$8,336	$25,261	$17,273

Net income per share:
Basic earnings per share	$0.19	$0.12	$0.35	$0.25

Diluted earnings per share	$0.18	$0.11	$0.34	$0.24

Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	72,719	68,202	72,541	67,738

Shares used in computation of diluted earnings per share	74,346	73,287	74,184	73,061

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

GAAP cost of revenue	$2,567	$1,920	$5,053	$3,619
Amortization of intangible assets (1)	(752)	(458)	(1,453)	(807)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(47)	(44)	(100)	(88)

Non-GAAP cost of revenue	$1,768	$1,418	$3,500	$2,724

GAAP gross profit	$43,256	$33,588	$83,748	$66,214
Amortization of intangible assets (1)	752	458	1,453	807
Stock-based compensation expense and related employer-paid payroll taxes (2)	47	44	100	88

Non-GAAP gross profit	$44,055	$34,090	$85,301	$67,109

GAAP gross profit as a % of revenue	94.4%	94.6%	94.3%	94.8%
Amortization of intangible assets as a % of revenue (1)	1.6	1.3	1.6	1.2
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	0.1	0.1	0.1	0.1

Non-GAAP gross profit as a % of revenue	96.1%	96.0%	96.1%	96.1%

GAAP sales and marketing expense	$12,778	$10,688	$24,505	$20,937
Stock-based compensation expense and related employer-paid payroll taxes (2)	(921)	(854)	(1,830)	(1,513)

Non-GAAP sales and marketing expense	$11,857	$9,834	$22,675	$19,424

GAAP research and development expense	$5,034	$3,824	$10,072	$7,451
Stock-based compensation expense and related employer-paid payroll taxes (2)	(406)	(463)	(876)	(840)

Non-GAAP research and development expense	$4,628	$3,361	$9,196	$6,611

GAAP general and administrative expense	$6,317	$6,925	$12,987	$12,246
Amortization of intangible assets (1)	(683)	(387)	(1,154)	(669)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(1,433)	(3,077)	(2,861)	(4,519)
Public offering costs (3)	—	(151)	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	69	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	(208)	—	(208)
Acquisition related costs (4)	90	(144)	(914)	(410)

Non-GAAP general and administrative expense	$4,291	$3,027	$8,058	$6,487

GAAP operating expense	$24,129	$21,437	$47,564	$40,634
Amortization of intangible assets (1)	(683)	(387)	(1,154)	(669)
Stock-based compensation expense and related employer-paid payroll taxes (2)	(2,760)	(4,394)	(5,567)	(6,872)
Public offering costs (3)	—	(151)	—	(170)
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	69	—	217
Severance costs related to retirement of former Executive Chairman (3)	—	(208)	—	(208)
Acquisition related costs (4)	90	(144)	(914)	(410)

Non-GAAP operating expense	$20,776	$16,222	$39,929	$32,522

GAAP operating income	$19,127	$12,151	$36,184	$25,580
Amortization of intangible assets (1)	1,435	845	2,607	1,476
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,807	4,438	5,667	6,960
Public offering costs (3)	—	151	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	(69)	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	208	—	208
Acquisition related costs (4)	(90)	144	914	410

Non-GAAP operating income	$23,279	$17,868	$45,372	$34,587

GAAP operating margin	41.7%	34.2%	40.7%	36.6%
Amortization of intangible assets as a % of revenue (1)	3.1	2.4	2.9	2.1
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	6.1	12.5	6.4	10.0
Public offering costs as a % of revenue (3)	—	0.4	—	0.2
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	—	(0.2)	—	(0.3)
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	—	0.6	—	0.3
Acquisition related costs as a % of revenue (4)	(0.2)	0.4	1.0	0.6

Non-GAAP operating margin	50.8%	50.3%	51.1%	49.5%

GAAP other income (expense), net	$(140)	$(133)	$(391)	$(835)
Debt issuance costs write-off (3)	—	131	—	334
Acquisition related costs (4)	108	—	108	—

Non-GAAP other income (expense), net	$(32)	$(2)	$(283)	$(501)

GAAP income tax expense	$5,436	$3,682	$10,532	$7,472
Income tax effect on non-GAAP exclusions (3)	1,123	1,633	2,170	2,517

Non-GAAP income tax expense	$6,559	$5,315	$12,702	$9,989

GAAP net income	$13,551	$8,336	$25,261	$17,273
Amortization of intangible assets (1)	1,435	845	2,607	1,476
Stock-based compensation expense and related employer-paid payroll taxes (2)	2,807	4,438	5,667	6,960
Debt issuance costs write-off (3)	—	131	—	334
Public offering costs (3)	—	151	—	170
Lawsuit settlement costs and related legal fees, net of reimbursements (3)	—	(69)	—	(217)
Severance costs related to retirement of former Executive Chairman (3)	—	208	—	208
Acquisition related costs (4)	18	144	1,022	410

Tax benefits associated with above adjustments (3)	(1,123)	(1,633)	(2,170)	(2,517)

Non-GAAP net income	$16,688	$12,551	$32,387	$24,097

Non-GAAP diluted earnings per share (5)	$0.22	$0.17	$0.44	$0.33

Weighted average shares used in computing diluted earnings per share	74,346	73,287	74,184	73,061

GAAP net income as a % of revenue	29.6%	23.5%	28.4%	24.7%
Amortization of intangible assets as a % of revenue (1)	3.1	2.4	2.9	2.1
Stock-based compensation expense and related employer-paid payroll taxes as a % of revenue (2)	6.1	12.5	6.4	10.0
Debt issuance costs write-off as a % of revenue (3)	—	0.4	—	0.5
Public offering costs as a % of revenue (3)	—	0.4	—	0.2
Lawsuit settlement costs and related legal fees, net of reimbursements, as a % of revenue (3)	—	(0.2)	—	(0.3)
Severance costs related to retirement of former Executive Chairman as a % of revenue (3)	—	0.6	—	0.3
Acquisition related costs as a % of revenue (4)	0.0	0.4	1.2	0.6
Tax benefits associated with above adjustments as a % of revenue (3)	(2.5)	(4.6)	(2.4)	(3.6)

Non-GAAP net income as a % of revenue	36.4%	35.3%	36.5%	34.5%

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets. Because of varying fair value amounts of intangible assets, subjective impairment assumptions and the variety of useful lives, which affect the recognition of amortization expense, we believe that the exclusion of amortization expense allows for more accurate comparisons of our operating results to our peer companies. We also exclude amortization of purchased intangible assets associated with our acquisitions. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
(2)	Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information which excludes expenses for stock-based compensation and related employer-paid payroll taxes. We believe the exclusion of these items allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and the related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
(3)	Other Items. We exclude certain other unplanned items which we believe are not indicative of our continuing operations and which amounts and timing are difficult to estimate in advance, including the following, when applicable: (i) write-off of debt issuance costs; (ii) public offering costs; (iii) lawsuit settlement costs and related legal fees, net of related reimbursements from insurance proceeds; (iv) severance costs related to retirement of certain executive officers; and (v) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. Although these events are reflected in our GAAP financials, these transactions which are not indicative of our continuing operations may limit the comparability of our ongoing operations with prior and future periods. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.
(4)	Acquisition Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions (see Note 1 for further discussion); (ii) acquisition related charges such as legal, accounting and advisory fees; (iii) changes in fair value of contingent consideration; (iv) costs related to integrating the acquired businesses; and (v) restructuring costs, including adjustments related to changes in estimates, related to acquisitions. Acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.
(5)	Non-GAAP Net Income Per Share Item. We provide diluted non-GAAP net income per share. The diluted non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

SolarWinds, Inc.

Reconciliation of Free Cash Flow to GAAP Cash Flows From Operating Activities

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Reconciliation of free cash flow to GAAP cash flows from operating activities:
GAAP cash flows from operating activities	$23,637	$16,898	$42,503	$32,821
Excess tax benefit from stock-based compensation	874	3,310	4,439	7,193
Purchases of property and equipment	(465)	(852)	(1,063)	(1,434)

Free cash flow	$24,046	$19,356	$45,879	$38,580

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities
Net income	$13,551	$8,336	$25,261	$17,273
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,126	1,388	3,958	2,492
Provision for doubtful accounts	79	(9)	68	15
Stock-based compensation expense	2,781	4,288	5,450	6,609
Deferred taxes	765	169	293	(511)
Excess tax benefit from stock-based compensation	(874)	(3,310)	(4,439)	(7,193)
Other non-cash expenses	103	197	213	501
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,866)	1,469	(2,154)	(1,991)
Income taxes receivable	(119)	(593)	(109)	(493)
Prepaid income taxes	—	807	—	4,675
Prepaid and other current assets	(1,672)	(99)	(252)	(622)
Accounts payable	741	(381)	463	(1,141)
Accrued liabilities	1,101	(699)	(1,784)	(308)
Accrued interest payable	—	(525)	—	(539)
Income taxes payable	4,379	3,011	9,800	7,460
Deferred revenue and other liabilities	2,542	2,849	5,735	6,594

Net cash provided by operating activities	23,637	16,898	42,503	32,821

Cash flows from investing activities
Purchases of property and equipment	(465)	(852)	(1,063)	(1,434)
Purchases of intangible assets and other	(184)	(108)	(292)	(209)
Acquisition of businesses	—	—	(23,000)	(28,039)
Earnout payments for acquisitions	—	—	(3,743)	—

Net cash used in investing activities	(649)	(960)	(28,098)	(29,682)

Cash flows from financing activities
Repurchase of common stock	(2)	—	(307)	—
Exercise of stock options	1,816	2,567	7,009	5,836
Excess tax benefit from stock-based compensation	874	3,310	4,439	7,193
Repayment of long-term debt	—	(25,000)	—	(44,097)
Repayments of capital lease obligations	—	(2)	—	(9)

Net cash provided by (used in) financing activities	2,688	(19,125)	11,141	(31,077)
Effect of exchange rate changes on cash and cash equivalents	520	(1,134)	1,964	(2,083)

Net increase (decrease) in cash and cash equivalents	26,196	(4,321)	27,510	(30,021)
Cash and cash equivalents
Beginning of period	143,317	104,088	142,003	129,788

End of period	$169,513	$99,767	$169,513	$99,767

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$742	$—	$1,280

Cash paid (received) for income taxes	$376	$289	$464	$(3,658)

Noncash investing and financing transactions
Accrued earnout	$—	$—	$3,938	$3,743

Stock issued for acquisition	$—	$—	$—	$9,221